EXHIBIT 99.1

Colony Bankcorp Reports Fourth Quarter 2018 Results and Record Earnings For the Year

Company Raises Its Quarterly Cash Dividend 50% to $0.075 Per Share

FITZGERALD, Ga., Jan. 17, 2019 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq: CBAN) today reported net income available to shareholders of $2.97 million or $0.35 per diluted share for the fourth quarter of 2018 compared with $579 thousand or $0.07 per diluted share for the same quarter last year.  Net income available to shareholders for 2018 was $11.92 million or $1.40 per diluted share compared with $7.54 million or $0.87 per share for 2017.

Both prior-year periods referenced included a charge to income tax expense to remeasure the Company's deferred tax assets, caused by tax reform in December 2017.  Excluding this charge and other less significant items in both years, adjusted net income (a non-GAPP financial measure) would have been $3.10 million or $0.37 per diluted share and $12.14 million or $1.42 per diluted share, respectively, for fourth quarter and year ended December 31, 2018, versus $2.62 million or $0.30 per diluted share and $9.57 million or $1.11 per diluted share, respectively, for the fourth quarter and year ended December 31, 2017.  Accordingly, adjusted net income per diluted share for the fourth quarter and year ended December 31, 2018, increased 23% and 28%, respectively, compared with the year-earlier periods.  See the unaudited reconciliation of non-GAAP measures later in this release.

Separately, the Company also announced that the Board of Directors has voted to increase its quarterly cash dividend to $0.075 per share from $0.05 per share previously.  The Board's decision was based on the ongoing strength of the Company's earnings and capital position and an outlook for continued attractive growth.  The new dividend rate will apply to the next dividend to be paid on February 15, 2019, to stockholders of record as of January 30, 2019.

Commenting on the announcement, Heath Fountain, President and Chief Executive Officer, said, "We are pleased to report record earnings for 2018, which along with ongoing solid credit quality and capital strength, position us to extend our growth and expand our reach.  This success also reflects a building momentum in our business as many of the initiatives and disciplines we put in place recently are beginning to gain traction.  This progress, in turn, has allowed the Company to increase its cash dividend to stockholders significantly in 2019, marking the second consecutive year of higher dividend payouts.

"Clearly, this past year has been eventful and exciting for all of us at Colony Bank," Fountain continued.  "Loan portfolio and deposit growth for the year along with higher net interest margins underscore our solid core fundamentals, while new opportunities like our branch acquisition in Albany and our recently announced acquisition of Calumet Bank highlight additional pathways for future expansion.  These internal and external factors continue to strengthen what I see as Colony Bank's unique position in this regional market, with greater size and capabilities compared with most community banks and greater speed and agility than regional and national banks.  All of this bodes well for Colony, its customers and our stockholders, and we remain enthusiastic about our prospects for future growth and business enhancements as we move into 2019."

In December 2018, the Company announced the pending acquisition of LBC Bancshares, Inc. ("LBC"), parent company of Calumet Bank, a Georgia state-chartered bank, in a combined stock-and-cash transaction valued at approximately $34.1 million.  Calumet Bank has two branches – one each in LaGrange and Columbus – as well as a loan production office in Atlanta.  As of September 30, 2018, LBC had approximately $228 million in assets, $130 million in loans, $204 million in deposits and $19 million in tangible common equity.  Upon completion of the transaction, Colony is expected to have approximately $1.4 billion in assets, $930 million in loans, and $1.2 billion in deposits.  The transaction, which is expected to close in the first half of 2019, remains subject to customary conditions, including regulatory approval and approval by the shareholders of LBC.

Capital

Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be classified as "well-capitalized."  At December 31, 2018, the Company's tier one leverage ratio, tier one ratio, total risk-based capital ratio and common equity tier one capital ratio were 10.24%, 15.00%, 15.86% and 12.22%, respectively, compared with 9.89%, 14.64%, 15.56% and 11.78%, respectively, at December 31, 2017.

Net Interest Margin

During the fourth quarter of 2018, the Company reported net interest income of $10.40 million compared with $9.92 million for the comparable 2017 period.  For the year ended December 31, 2018, net interest income was $40.80 million compared with $39.04 million for the comparable 2017 period.  Net interest margin for the fourth quarter of 2018 was 3.55%, down two basis points on a sequential quarter basis, but up five basis points from 3.50% for the year-earlier quarter.  Net interest margin for the year was 3.56%, reflecting an increase of 10 basis points from 3.46% for 2017.  Given the recent surge in deposit rates, the Company continues to focus on loan and deposit pricing, along with loan growth, to maintain or improve its net interest margin.

Asset Quality

Asset quality remains solid with continued improvement from a year ago.  Substandard assets, which include non-performing assets, totaled $24.63 million at December 31, 2018, compared with $26.19 million at December 31, 2017.  Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 17.38% and 20.18%, respectively, at December 31, 2018 and December 31, 2017.  Non‑performing assets decreased slightly to $11.32 million or 1.45% of total loans and other real estate owned ("OREO") from $11.76 million or 1.53% at December 31, 2017.  OREO totaled $1.84 million at December 31, 2018, reflecting a 57% reduction from $4.26 million at December 31, 2017.

In the fourth quarter of 2018, net charge-offs (recoveries) were ($53) thousand or (0.01)% of average loans compared with net charge-offs of $525 thousand or 0.07% of average loans in the fourth quarter of 2017, while net charge-offs for year ended December 31, 2018, were $431 thousand or 0.06% of average loans compared with $1.81 million or 0.24% for 2017.  The loan loss reserve was $7.28 million or 0.93% of total loans on December 31, 2018, compared with $7.51 million or 0.98% at December 31, 2017.  Loan loss reserve methodology resulted in a $70 thousand loan loss provision for the three months ended December 31, 2018, compared with $55 thousand for the comparable 2017 period and a $201 thousand loan loss provision for the year ended December 31, 2018, compared with $390 thousand for 2017.

Noninterest Income

Total noninterest income declined 1% to $9.62 million for the year ended December 31, 2018, from $9.73 million in 2017.  Service charges on deposits for the year decreased $93 thousand or 2% and secondary mortgage fee income decreased $207 thousand or 24%.  In 2018, gain on the sale of securities was $116 thousand; there was no gain in 2017.

Noninterest Expense

Total noninterest expense increased 4% to $35.30 million for the year ended December 31, 2018, from $33.86 million for 2017.  Salaries and employee benefit expenses increased 5%, occupancy expense increased 6% and other noninterest expense increased 3% for the comparable years.  The efficiency ratio increased slightly to 70.05% for the year ended December 31, 2018, from 69.19% for 2017.  The Company continues to explore opportunities to improve its operating efficiency.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank.  Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 27 full-service branches throughout Central, Southern and Coastal Georgia, as well as a full-service website at www.colonybank.com. Colony's common stock is traded on the NASDAQ Global Market under the symbol CBAN.  Follow the Company on Facebook or on Twitter @colony_bank.

Forward-Looking Statements

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified.  In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services and the proposed acquisition of LBC Bancshares, Inc.; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties, including, among others, the Company's ability to implement its various strategic initiatives, which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements, and the risks related to the proposed acquisition of LBC Bancshares, Inc., including the risk that the proposed acquisition does not close when expected or at all because of required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions, and the risk that anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions.  Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company's management and are subject to significant risks and uncertainties.  Actual results may differ materially from those contemplated by such forward-looking statements.  A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release.  Many of these factors are beyond the Company's ability to control or predict.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Forward-looking statements speak only as of the date on which such statements are made.  These forward-looking statements are based upon information presently known to the Company's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company's filings with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2017, under the captions "Forward-Looking Statements and Factors that Could Affect Future Results" and "Risk Factors" and in the Company's quarterly reports on Form 10‑Q and current reports on Form 8-K.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Unaudited Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Total Noninterest Income	$2,458	$2,516	$9,621	$9,734
Securities (Gains) Losses	-	-	(116)	-
Adjusted Noninterest Income	$2,458	$2,516	$9,505	$9,734

Total Noninterest Expense	$9,085	$8,452	$35,300	$33,860
Acquisition-related Expenses	(172)	-	(225)	-
Impairment Loss on Assets Held for Sale	(2)	-	(172)	-
Realized Gains (Losses) on Assets Held for Sale	1	-	-	$11
Adjusted Noninterest Expense	$8,912	$8,452	$34,903	$33,871

Income Taxes	$736	$3,353	$3,000	$6,777
Charge to Remeasure Deferred Tax Assets	-	(2,041)	-	(2,041)
Adjusted Income Taxes	$736	$1,312	$3,000	$4,736

Net Income Available to Common Shareholders	$2,965	$579	$11,917	$7,540
Total Adjustments, Net of Tax*	137	2,041	222	2,034
Adjusted Net Income	$3,102	$2,620	$12,139	$9,574

Diluted Earnings Per Share	$0.35	$0.07	$1.40	$0.87
Total Adjustments, Net of Tax*	0.02	0.23	0.02	0.24
Adjusted Diluted Earnings Per Share	$0.37	$0.30	$1.42	$1.11

* The effective tax rate for the period presented is used to determine net of tax amounts.

Net Income and Diluted Earnings Per Share represented in accordance with Generally Accepted Accounting Principles ("GAAP").  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Income Taxes, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

COLONY BANKCORP, INC.
Consolidated Balance Sheets
(in thousands)

	Dec. 31, 2018	Dec. 31, 2017	Dec. 31, 2016
	(unaudited)	(audited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$10,377	$23,145	$28,822
Interest-Bearing Deposits	49,778	34,668	46,345
Investment Securities
Available for Sale, at Fair Value	353,066	354,247	323,658
Federal Home Loan Bank Stock, at Cost	2,978	3,043	3,010
Loans	782,027	765,284	754,283
Allowance for Loan Losses	(7,277)	(7,507)	(8,923)
Unearned Interest and Fees	(501)	(495)	(361)
	774,249	757,282	744,999
Premises and Equipment	29,494	27,639	27,969
Other Real Estate	1,841	4,256	6,439
Other Intangible Assets	759	45	81
Other Assets	29,336	28,430	29,119
Total Assets	$1,251,878	$1,232,755	$1,210,442

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$192,847	$190,929	$159,059
Interest-Bearing	892,278	877,057	885,298
	1,085,125	1,067,986	1,044,357
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	44,000	47,500	46,000
	68,229	71,729	70,229

Other Liabilities	2,832	2,717	2,468

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share; Authorized 10,000,000 Shares, Issued 0 Shares as of Dec. 31, 2018 and Dec. 31, 2017 and 9,360 as of Dec. 31, 2016, Respectively	-	-	9,360
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,444,908 Shares as of Dec. 31, 2018, and 8,439,258 as of Dec. 31, 2017 and Dec. 31, 2016, Respectively	8,445	8,439	8,439
Paid in Capital	26,064	29,145	29,145
Retained Earnings	69,459	59,231	51,466
Restricted Stock - Unearned Compensation	(86)	-	-
Accumulated Other Comprehensive Loss, Net of Tax	(8,190)	(6,492)	(5,022)
	95,692	90,323	93,388
Total Liabilities and Stockholders' Equity	$1,251,878	$1,232,755	$1,210,442

COLONY BANKCORP, INC.
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(audited)	(unaudited)	(audited)
Interest Income
Loans, Including Fees	$10,634	$9,730	$40,682	$38,614
Deposits with Other Banks	218	66	410	232
Investment Securities
U. S. Government Agencies	1,894	1,786	7,529	6,718
State, County and Municipal	25	28	102	115
Corporate Debt	28	29	112	88
Dividends on Other Investments	53	41	187	150
	12,852	11,680	49,022	45,917
Interest Expense
Deposits	1,892	1,199	6,057	4,758
Federal Funds Purchased	1	-	5	3
Borrowed Money	561	558	2,163	2,112
	2,454	1,757	8,225	6,873
Net Interest Income	10,398	9,923	40,797	39,044
Provision for Loan Losses	70	55	201	390
Net Interest Income After Provision for Loan Losses	10,328	9,868	40,596	38,654

Noninterest Income
Service Charges on Deposits	1,108	1,152	4,374	4,467
Other Service Charges, Commissions and Fees	840	740	3,254	3,040
Mortgage Fee Income	145	230	652	859
Securities Gains (Losses)	-	-	116	-
Other	365	394	1,225	1,368
	2,458	2,516	9,621	9,734
Noninterest Expense
Salaries and Employee Benefits	5,091	4,756	20,123	19,223
Occupancy and Equipment	1,103	983	4,180	3,948
Other	2,891	2,713	10,997	10,689
	9,085	8,452	35,300	33,860

Income Before Income Taxes	3,701	3,932	14,917	14,528
Income Taxes	736	3,353	3,000	6,777
Net Income	2,965	579	11,917	7,751

Preferred Stock Dividends	-	-	-	211

Net Income Available to Common Shareholders	$2,965	$579	$11,917	$7,540
Net Income Per Share of Common Stock
Basic	$0.35	$0.07	$1.41	$0.89
Diluted	$0.35	$0.07	$1.40	$0.87
Cash Dividends Declared Per Share	$0.05	$0.025	$0.20	$0.10
Weighted Average Basic Shares Outstanding	8,439,886	8,439,258	8,439,454	8,439,258
Weighted Average Diluted Shares Outstanding	8,439,886	8,639,258	8,538,608	8,633,581

 COLONY BANKCORP, INC.
Unaudited Financial Highlights
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
EARNINGS SUMMARY
Net Interest Income	$10,398	$9,923	$40,797	$39,044
Provision for Loan Losses	70	55	201	390
Non-interest Income	2,458	2,516	9,621	9,734
Non-interest Expense	9,085	8,452	35,300	33,860
Income Taxes	736	3,353	3,000	6,777
Net Income	2,965	579	11,917	7,751
Preferred Stock Dividend	-	-	-	211
Net Income Available to Common Shareholders	2,965	579	11,917	7,540

PER COMMON SHARE SUMMARY
Common Shares Outstanding	8,444,908	8,439,258	8,444,908	8,439,258
Weighted Average Basic Shares	8,439,886	8,439,258	8,439,454	8,439,258
Weighted Average Diluted Shares	8,439,886	8,639,258	8,538,608	8,633,581
Earnings Per Basic Share (b)	$0.35	$0.07	$1.41	$0.89
Earnings Per Diluted Share (b)	$0.35	$0.07	$1.40	$0.87
Cash Dividends Declared Per Share	$0.05	$0.025	$0.20	$0.10
Common Book Value Per Share	$11.33	$10.70	$11.33	$10.70
Tangible Common Book Value Per Share	$11.33	$10.70	$11.33	$10.70

OPERATING RATIOS (ANNUALIZED)
Net Interest Margin (a)	3.55%	3.50%	3.56%	3.46%
Return on Average Assets (b)**	0.97%	0.19%	0.99%	0.63%
Return on Average Total Equity (b)**	13.18%	2.52%	13.32%	8.28%
Efficiency (c)	70.50%	67.71%	70.05%	69.19%

** Excluding one-time tax adjustment for deferred taxes, return on average assets would have been 0.87% and 0.80%, respectively for fourth quarter 2017 and YTD 2017. Return on average total equity would have been 11.41% and 10.52%, respectively, for fourth quarter 2017 and YTD 2017.
(a)  Computed using fully taxable-equivalent net income.
(b)  Computed using net income available to shareholders.
(c) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	December 31,
	2018	2017
ENDING BALANCES
Total Assets	$1,251,878	$1,232,755
Loans, Net of Reserves	774,249	757,282
Allowance for Loan Losses	7,277	7,507
Intangible Assets	759	45
Deposits	1,085,125	1,067,986
Common Shareholders' Equity	95,692	90,323
Total Equity	95,692	90,323
Total Equity to Total Assets	7.64%	7.33%

COLONY BANKCORP, INC.
Unaudited Financial Highlights (Continued)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
AVERAGE BALANCES
Total Assets	$1,225,442	$1,211,440	$1,201,874	$1,200,631
Loans, Net of Reserves	780,814	760,830	764,992	754,112
Deposits	1,057,485	1,040,208	1,034,818	1,030,485
Common Shareholders' Equity	90,012	91,884	89,478	91,045
Total Equity	90,012	91,884	89,478	91,045

ASSET QUALITY
Nonperforming Loans	$9,482	$7,503	$9,482	$7,503
Nonperforming Assets	11,323	11,759	11,323	11,759
Substandard Assets	24,629	26,189	24,629	26,189
Net Loan Charge-offs (Recoveries)	(53)	525	431	1,806
Reserve for Loan Loss to Total Loans	0.93%	0.98%	0.93%	0.98%
Reserve for Loan Loss to Non- performing Loans	76.75%	100.07%	76.75%	100.07%
Reserve for Loan Loss to Non-performing Assets	64.27%	63.85%	64.27%	63.85%

Net Loan Charge-offs (Recoveries) to Average Total Loans	(0.01)	0.07%	0.06%	0.24%
Nonperforming Loans to Total Loans	1.21%	0.98%	1.21%	0.98%
Nonperforming Assets to Total Assets	0.90%	0.95%	0.90%	0.95%

Nonperforming Assets to Total Loans and Other Real Estate	1.45%	1.53%	1.45%	1.53%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	17.38%	20.18%	17.38%	20.18%

Quarterly Comparative Data (in thousands, except per share data)

	4Q2018	3Q2018	2Q2018	1Q2018	4Q2017
Assets	$1,251,878	$1,186,196	$1,204,472	$1,218,420	$1,232,755
Loans	774,249	771,773	759,096	760,459	757,282
Deposits	1,085,125	1,011,059	1,035,886	1,052,353	1,067,986
Total Equity	95,692	88,988	88,246	89,966	90,323
Net Income	2,965	2,695	3,069	3,188	579
Net Income Available to Common Shareholders	2,965	2,695	3,069	3,188	579
Net Income Per Basic Share	0.35	0.32	0.36	0.38	0.07

Key Performance Ratios
Return on Average Assets (1)	0.97%	0.90%	1.03%	1.06%	0.19%
Return on Average Total Equity (1)	13.18%	12.10%	13.82%	14.18%	2.52%
Total Equity to Total Assets	7.64%	7.50%	7.33%	7.38%	7.33%
Net Interest Margin	3.55%	3.57%	3.57%	3.57%	3.50%

(1) Computed using net income available to shareholders.

For additional information, contact:
Terry L. Hester
Chief Financial Officer
(229) 426-6000 (Ext 6002)